Exhibit 99.1

FOR IMMEDIATE RELEASE

VENTAS COMPLETES SPIN-OFF OF PURE-PLAY SKILLED NURSING REIT

CARE CAPITAL PROPERTIES, INC.

Ventas Expects to Declare Third Quarter 2015 Dividend of At Least $0.73 Per Share

CHICAGO — August 18, 2015 — Ventas, Inc. (NYSE: VTR) (“Ventas”) today announced that it has completed the spin-off (the “Spin-Off”) of most of its post-acute/skilled nursing facility (“SNF”) portfolio into an independent, publicly traded REIT called Care Capital Properties, Inc. (“CCP”).  CCP, a pure-play SNF REIT, will primarily own, acquire and lease skilled nursing facilities operated by local and regional care providers across the United States and is listed on the New York Stock Exchange under the symbol “CCP.”

“This is an exciting day for Ventas as we launch CCP as a pure-play SNF REIT with a great team, strong balance sheet and customer relationships and significant market opportunity in the large fragmented skilled nursing market,” said Ventas Chairman and Chief Executive Officer Debra A. Cafaro.  “At the same time, we are elevating Ventas for a successful future as one of the top REITs globally.  Ventas expects to have an enhanced growth profile, superior cost of capital, outstanding portfolio operated principally by top tier operators and care providers and industry leading net operating income derived from private pay sources.  We will also maintain our diversification, scale and strong balance sheet.  We look forward to driving value creation through best-in-class financial and operating results, a deep and experienced management team focused on shareholders and customers, a well-articulated and executed capital allocation strategy and compelling dividend growth.”

Ventas expects to declare a dividend of at least $0.73 per share and CCP expects to declare a dividend of $0.57 per share ($0.1425 per share on a pre 1:4 adjustment basis).  This is consistent with Ventas’s previous expectation that the companies’ combined dividend would increase at least 10 percent from its current level of $0.79 on an aggregate basis following the Spin-Off.  In each case the expected dividend increase will be effective for the third quarter 2015, subject to approval by each respective Board of Directors.  Ventas’s 10 year dividend compound annual growth rate is 9 percent.

The Company intends to provide updated 2015 normalized funds from operation (“FFO”) guidance during the third quarter 2015.  The Company continues to expect that the impact of the Spin-Off would adjust its normalized FFO per share by ($0.20-$0.22) per share on a full quarter basis.

On July 30, 2015, Ventas declared a dividend distribution of one share of CCP common stock for every four shares of Ventas common stock held at the close of business on August 10, 2015, the record date for the distribution.

Since August 6, 2015, CCP shares have been traded on a “when issued” basis under the symbol “CCP WI.” The “when issued” trading of CCP shares ended at the close of the market yesterday. Starting today, the “regular way” trading of common shares of CCP will begin on the New York Stock Exchange under the ticker symbol “CCP.” Ventas’s common stock will continue to trade on the New York Stock Exchange under the symbol “VTR.”

With the completion of the Spin-Off, Ventas currently has approximately 336.4 million fully diluted shares outstanding.

Advisors

Centerview Partners and Bank of America Merrill Lynch are serving as financial advisors to Ventas, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor in connection with the Spin-Off.

About Ventas

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of nearly 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the benefits of the transaction, including future financial and operating results, statements regarding plans, objectives, expectations relating to the transaction and other statements that are not historical facts. All statements regarding Ventas, Inc. (the “Company”) or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will”  and other similar expressions are forward-looking statements.  These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission.  These factors include without limitation: (a) the expected tax treatment of the spin-off; (b) the impact of the spin-off on the Company’s business; (c) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (d) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (e) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (f) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on United States government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (g) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (h) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (i) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (j) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (k) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and capital sources; (l) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (m) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (p) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (q) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (r) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (s) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (t) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (u) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (v) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (w) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (x) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (y) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (z) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (aa) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (ab) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.  Many of these factors are beyond the control of the Company and its management.

Contact:

Ventas, Inc.

Robert F. Probst, Executive Vice President and Chief Financial Officer

(877) 4-VENTAS